SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2011
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On January 27, 2010, the Compensation Committee of the Registrant’s Board of Directors took the following actions:
(1) The Committee adopted a Bonus Award Program for the Registrant’s salaried employees and accounting trainees effective November 1, 2010. If the Registrant meets net income per share and minimum return on average stockholders’ equity goals for the fiscal year ended October 31, 2011, the program provides for the award of bonuses to eligible participants equal to a percentage of their base salary. The total award a participant can receive has two components: a percentage based on the Registrant’s earnings per share, and a percentage based on the Registrant’s operational performance. A copy of the Bonus Award Program is filed herewith as Exhibit 10 and is incorporated herein by reference.
(2) The Committee ratified the payment of certain miscellaneous items of compensation during fiscal 2010 to the Registrant’s executive officers, as follows:

	Joe F. Sanderson, Jr.,	Lampkin Butts,	D. Michael Cockrell,	James A. Grimes,
Type	Chairman & CEO	President & COO	Treasurer & CFO	Secretary

Personal Use of	$48,580	$0	$0	$0
Company and Charter Aircraft
Other Travel Related	47	1,003	0	0
Expenses
401(k) Plan Matching	8,250	9,429	9,762	4,890
Contribution
ESOP Contribution	7,819	7,819	7,819	7,819
Life Insurance	233	233	233	233
Health Plan	7,202	7,202	7,202	7,202
Matching Charitable	2,500	2,500	2,500	2,000
Contributions
Dividends Paid on	74,431	29,887	29,485	9,406
Restricted Stock
Medical Physical	0	154	0	0
Total	$149,062	$58,227	$57,001	$31,550

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(c) The following exhibit is filed with this Current Report:

Exhibit No.	Description
10	Sanderson Farms, Inc. Bonus Award Program effective November 1, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
(Registrant)

Date: January 31, 2011	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10	Sanderson Farms, Inc. Bonus Award Program effective November 1, 2010.